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[PRICE WATERHOUSE LETTERHEAD]

February 6, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Adience, Inc.'s Form 8-K, dated February 6, 1995, and are in agreement with the statements contained in paragraph 4(a) therein.

Very truly yours,

 /s/ Price Waterhouse LLP

Price Waterhouse LLP